SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         / /      Preliminary Proxy Statement
         / /      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)2))
         /X/      Definitive Proxy Statement
         / /      Definitive Additional Materials
         / /      Soliciting   Material  Pursuant  to  Rule  14a-11(c)  or  Rule
                  14(a)-12


                                   NUCO2 INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2)      ggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:


--------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


         (3)      Filing Party:



--------------------------------------------------------------------------------


         (4)      Date Filed:

                                   NUCO2 INC.
                             2800 S.E. MARKET PLACE
                              STUART, FLORIDA 34997
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 3, 1997
                             ----------------------


To the Shareholders of NUCO2 INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of NUCO2 INC., a Florida corporation (the "Company"), will be held at Indian River Plantation Marriott Resort, 555 N.E. Ocean Boulevard, Stuart, Florida 34996, on Wednesday, December 3, 1997 at 8:30 a.m., local time, for the following purposes:

         1. To elect five (5) members of the Board of Directors of the Company to serve until the next annual meeting of shareholders and until their successors have been duly elected and shall have qualified;

         2. To amend the 1995 Stock Option Plan of the Company to increase the number of shares of Common Stock available for issuance thereunder from 350,000 shares to 850,000 shares; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of record at the close of business on October 24, 1997 are entitled to notice of, and to vote at, the Annual Meeting.

                              By Order of the Board of Directors


                              EDWARD M. SELLIAN
                              Chairman of the Board and Chief Executive Officer

Stuart, Florida
October 31, 1997

              WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL
           MEETING YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE
             ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   NUCO2 INC.
                             2800 S.E. MARKET PLACE
                              STUART, FLORIDA 34997
                            -------------------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 3, 1997
                            -------------------------

                                  INTRODUCTION

         This Proxy Statement is furnished to the shareholders of NUCO2 INC., a Florida corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies ("Proxies") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at Indian River Plantation Marriott Resort, 555 N.E. Ocean Boulevard, Stuart, Florida 34996, on Wednesday, December 3, 1997 at 8:30 a.m., local time, or at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying Proxy will be first sent or given to shareholders is October 31, 1997.

                        RECORD DATE AND VOTING SECURITIES

         The voting securities of the Company outstanding on October 24, 1997 consisted of 7,197,718 shares of common stock, $.001 par value ("Common Stock"), entitling the holders thereof to one vote per share. Only shareholders of record as at that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                            PROXIES AND VOTING RIGHTS

         Shares of Common Stock represented by Proxies, in the accompanying form of Proxy, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) for the election as directors of the persons who have been nominated by the Board of Directors, (ii) to amend the 1995 Stock Option Plan of the Company (the "1995 Plan") to increase the number of shares of Common Stock available for issuance thereunder from 350,000 shares to 850,000 shares and (iii) for any other matter that may properly come before the Annual Meeting in accordance with the judgment of the person or persons voting the Proxy.

         The execution of a Proxy will in no way affect a shareholder's right to attend the Annual Meeting and vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting or by execution of a subsequent Proxy which is presented to the Annual Meeting, or if the shareholder attends the Annual Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. The election of Directors requires a plurality of votes cast at the Annual Meeting. In general, action to approve any other matter requires a majority of votes cast on the matter. An abstention as to any matter does not constitute a vote "for" or "against" and will be disregarded. "Broker non-votes" (i.e., where a broker or nominee submits a Proxy specifically indicating lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

         All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitations will be made primarily by mail, but officers, directors, employees or representatives of the Company may also solicit Proxies by telephone, telegraph or in person, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

                               SECURITY OWNERSHIP

         The following table sets forth information concerning ownership of the Common Stock, as at October 24, 1997, by (i) each Director, (ii) each executive officer, (iii) all Directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the Common Stock.


                                                                              AMOUNT AND
                                                                              NATURE OF
                                                                              BENEFICIAL               PERCENT OF
NAME AND ADDRESS(1)                                                          OWNERSHIP(2)               CLASS(3)
-------------------                                                          ------------               --------

Edward M. Sellian.......................................................    1,041,733(4)                  14.5%

Joseph M. Criscuolo.....................................................      120,576(5)                   1.7

Robert Ranieri..........................................................       34,855(6)                    *

Jean Houghton...........................................................       26,109(7)                    *

Joann Sabatino..........................................................       33,333(8)                    *

Robert L. Frome. .......................................................       44,222(9)                    *

John J. O'Neil .........................................................        4,000(10)                   *

Edward F. O'Reilly......................................................        5,000(9)(11)                *

Wells Fargo Bank, N.A...................................................     763,000(12)                   10.6
464 California Street
San Francisco, CA  94163

All Directors and Executive Officers as a Group (8 persons).............   1,309,828(13)                  17.9%


------------------
* Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is c/o the Company, 2800 S.E. Market Place, Stuart, FL 34997.
(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 ("Rule 13d-3") and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power and for beneficial ownership purposes includes any options or other rights to subscribe for Common Stock which are exercisable within sixty (60) days of October 24, 1997.
(3) The percentage of class is calculated in accordance with Rule 13d-3 and attributes, for beneficial ownership purposes, any options or other rights to subscribe for Common Stock which are exercisable within sixty
         (60) days of October 24, 1997.
(4)      Includes 10,000 shares held of record by Mr. Sellian's wife.
(5) Includes 25,000 shares issuable upon exercise of options held by Mr. Criscuolo and 1,656 shares issuable upon exercise of options held by Mr. Criscuolo's wife.
(6)      Includes 24,855 shares issuable upon exercise of options.
(7) Includes 300 shares held jointly with Ms. Houghton's husband, 24,855 shares issuable upon exercise of options held by Ms. Houghton and 954 shares issuable upon exercise of options held by Ms. Houghton's husband.

(8)      Represents 33,333 shares issuable upon exercise of options.
(9)      Includes 4,000 shares issuable upon exercise of options.
(10)     Represents  4,000 shares issuable upon exercise of options.
(11)     Includes 1,000 shares held of record by Mr. O'Reilly's wife.
(12)     Information  obtained from Schedule 13F.
(13)     Includes 122,653 shares issuable upon exercise of options.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Directors of the Company hold office until the next annual meeting of shareholders and until their successors are duly elected and shall have qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. If no contrary instructions are indicated, Proxies will be voted for the election of Edward M. Sellian, Joseph
M. Criscuolo, Robert L. Frome, John J. O'Neil and Edward F. O'Reilly, the five nominees of the Board of Directors. All of the nominees are currently Directors of the Company. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur before the Annual Meeting, the Proxies will be voted in favor of the remaining nominees and may also be voted for a substitute nominee or nominees selected by the Board of Directors.

         The names of the nominees and certain information concerning them attached set forth below:


NAME                          AGE    POSITION(S)
----                          ---    -----------

Edward M. Sellian.........     55    Chairman of the Board and Chief Executive
                                     Officer

Joseph M. Criscuolo.......     50    President, Secretary and Director

Robert L. Frome...........     56    Director

John J. O'Neil............     55    Director

Edward F. O'Reilly........     59    Director

         EDWARD M. SELLIAN: Chairman at the Board and Chief Executive officer since 1991. From 1965 until May 1989, Mr. Sellian was the president of Sodasystems, Inc. ("Sodasystems"), a supplier of fountain dispensing equipment, bulk C02 systems and related products operating in the New York, New Jersey and Connecticut market. Under Mr. Sellian Sodasystems grew internally and through 20 acquisitions to become the largest supplier in the New York metropolitan area. Sodasystems had sales of approximately $30 million annually and over 20,000 customer accounts at the time it was sold in May 1989 to The Coca-Cola Bottling Company of New York, Inc. ("Coca-Cola"). Mr. Sellian continued to work for Sodasystems after its purchase by Coca-Cola until December 1989. Mr. Sellian provides overall executive oversight and is primarily responsible for setting future strategy and implementing the acquisition program.

         JOSEPH M. CRISCUOLO: President, Secretary and Director since 1990. From 1990 to March 1997 Mr. Criscuolo was also Chief Operating Officer. Prior to joining the Company, Mr. Criscuolo was employed by Sodasystems from 1980 until May 1989, joining Sodasystems as a route driver and rising to vice president-operations. Mr. Criscuolo continued to work for Sodasystems after its purchase by Coca-Cola until January 1990. He has experience in warehousing, dispatching, general management and operations. Mr. Criscuolo has oversight responsibility for the day-to-day operations of the Company and manages investor relations. Mr. Criscuolo has a B.A. degree from Lehman College/City University of New York.

         ROBERT L. FROME: Director since December 1995. Mr. Frome has been engaged in the practice of law for more than five years as a senior partner of the law firm of Olshan Grundman Frome & Rosenzweig LLP. Mr. Frome is a director Healthcare Services Group, Inc., the nation's leading provider of housekeeping services to long-term care facilities. Mr. Frome is chairman of the board of Daytop Village Foundation, a not-for-profit drug treatment center. Mr. Frome has a B.S. degree from New York University, a L.L.B. degree from Harvard University and a L.L.M. degree from New York University.

         JOHN J. O'NEIL: Director since December 1995. Mr. O'Neil is senior vice president/food and beverage operations of Restaurant Associates, Inc., an operator of over 125 full-service restaurants including Acapulco's Mexican-themed restaurants, Charlie Brown's steakhouses and various institutional dining facilities. He presently oversees the purchasing, quality control and executive chef functions, and has been employed by Restaurant Associates since 1968. Mr. O'Neil has a B.A. degree from St. John's University.

         EDWARD F. O'REILLY: Director since December 1995. Mr. O'Reilly has been involved in the beverage business for three decades and has diversified experience in various sales, marketing and administrative positions including chairman of the board and principal shareholder of the Coca-Cola Bottling Company of Northern New England, chairman and chief executive officer of the Coca-Cola Bottling Company of New York, president of The Royal Crown Cola Company and executive vice president, sales and marketing for Joyce Beverages.
Since 1993 Mr. O'Reilly has been a consultant and entrepreneur in several ventures in which he holds an equity interest. From 1989 to 1992, Mr. O'Reilly was a managing partner of Millard-O'Reilly Enterprises, a private investment and consulting firm serving leading soft drink companies. Mr. O'Reilly holds a B.A. degree from Iona College.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company formally met on four occasions during the fiscal year ended June 30, 1997. From time to time during such fiscal year, the members of the Board of Directors acted by unanimous written consent. The Board of Directors has authorized a Stock Option Committee, an Audit Committee and a Compensation Committee. The Stock Option Committee members are Edward F. O'Reilly, John J. O'Neil and Robert L. Frome. The Audit Committee members are Robert L. Frome, John J. O'Neil and Joseph M. Criscuolo. The Compensation Committee members are John J. O'Neil and Edward M. Sellian.

         The Stock Option Committee determines the term and the grant of stock options in accordance with each of the Company's stock option plans, and administers such plans. The Audit Committee reviews the Company's annual audit and meets with the Company's independent accountants to review the Company's internal controls and financial management practices. The Compensation Committee reviews, analyzes and makes recommendations to the Board of Directors regarding compensation of the key employees of the Company and prepares an annual report on such policies. From time to time during the fiscal year ended June 30, 1997, certain of the Committees of the Board of Directors acted by unanimous written consent. The Company does not have a standing nominating committee or a committee which serves nominating functions.

BOARD OF DIRECTORS COMPENSATION

         Directors of the Company who are not executive officers do not receive cash compensation for acting as a Director but are reimbursed for the reasonable expenses of attending meetings. In addition, each non-employee Director is eligible to participate in the Company's Directors' Stock Option Plan.

OTHER EXECUTIVE OFFICERS

         ROBERT RANIERI: Chief Operating Officer and Executive Vice President since March 1997. Prior to joining the Company in January 1994, Mr. Ranieri was owner and operator of 1649 Restaurant Corporation from 1990 to 1993. Prior to his purchase of 1649 Restaurant Corporation, Mr. Ranieri was employed by Sodasystems from 1986 to 1990, joining Sodasystems as an assistant distribution manager and rising to operations manager. Mr. Ranieri has a B.A. degree from the George Washington University.

         JOANN SABATINO: Chief Financial Officer since October 1996. Prior to joining the Company, Ms. Sabatino was a partner at Cooper, Selvin & Strassberg, LLP, the Company's independent auditors. Ms. Sabatino commenced her employment at Cooper, Selvin & Strassberg LLP in 1984, and has over 10 years of experience serving beverage industry clients. Ms. Sabatino is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Ms. Sabatino has a B.S. degree in Accounting from the State University of New York at Oswego.

         JEAN HOUGHTON: Vice President-Administration since 1990. Prior to joining the Company, Ms. Houghton was employed by Sodasystems from 1984 to 1989 in office management. She is responsible for managing the back office operations and support systems for the Company. Ms. Houghton was instrumental in the design, development and implementation of the Company's custom designed software package for customer billing.

EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer ("CEO") of the Company (Mr. Edward M. Sellian, the Chairman of the Board and the Chief Executive Officer of the Company) and the four most highly compensated executive officers of the Company other than the CEO whose salary and bonus exceeded $100,000 with respect to the fiscal year ended June 30, 1997 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE



                                                                                                                  Long-Term
                                                                                                                Compensation
                                                                        Annual Compensation                        Awards
                                                            --------------------------------------        -----------------------

                                           Fiscal Year
NAME AND PRINCIPAL POSITION              ENDED JUNE 30,          SALARY($)              BONUS($)                 OPTIONS (#)
---------------------------              --------------          ---------              --------                 -----------

Edward M. Sellian                             1997               160,615                      --                          --
  Chairman of the Board,                      1996               135,000                  25,000                          --
  Chief Executive Officer                     1995               110,000                  37,500                          --


Joseph M. Criscuolo                           1997               125,481                      --                          --
  President, Secretary                        1996                78,381                      --                      75,000
                                              1995                47,700                      --                          --


Robert Ranieri                                1997               105,463                      --                      45,000
  Chief Operating Officer,                    1996                67,992                      --                      14,783
  Executive Vice President                    1995                45,974                      --                          --


Joann Sabatino                                1997               107,313                      --                     100,000
  Chief Financial Officer, Treasurer          1996                    --                      --                          --
                                              1995                    --                      --                          --


Jean Houghton                                 1997               105,463                      --                      45,000
  Vice President -                            1996                76,508                      --                      14,783
  Administration                              1995                43,968                      --                          --

         The following table sets forth certain information regarding stock option grants made to the Named Executive Officers during the fiscal year ended June 30, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                        Individual Grants
                                 --------------------------------------------------------------------------------


                                                         % of Total
                                                           Options
                                                         Granted to           Exercise or
                                      Options           Employees in           Base Price           Expiration
NAME                                Granted(#)           Fiscal Year             ($/sh)                Date
----                             ---------------     -----------------     ----------------     ----------------


Robert Ranieri                            45,000             20                  11.25               12/15/01

Joann Sabatino                           100,000             45                  11.25               10/16/01

Jean Houghton                             45,000             20                  11.25               12/15/01

         The following table sets forth certain information regarding stock option exercises by each of the Named Executive Officers during the fiscal year ended June 30, 1997 and unexercised stock options held by such Named Executive Officers as of June 30, 1997.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                        Number of
                                                                       Unexercised
                                                                       Options at
                                                                        June 30,                        Value of Unexercised
                                                                         1997(#)                       In-the-Money Options at
                                                                                                        June 30, 1997 ($)(1)
                            Shares Acquired           Value           Exercisable/
NAME                        on Exercise(#)         Realized($)        Unexercisable                  Exercisable/ Unexercisable
----                      ----------------      ---------------     --------------                  ---------------------------

Edward M. Sellian                  --                    --                  0/0                                    --

Joseph M. Criscuolo                --                    --             25,000/50,000                              0/0

Robert Ranieri                  33,967               844,080          4,927/54,856                         40,648/351,312

Joann Sabatino                     --                    --               0/100,000                             0/600,000

Jean Houghton                      --                    --             4,927/54,856                         40,648/351,312


-----------------

(1) On June 30, 1997, the last reported sales price of the Company's Common Stock as reported by the Nasdaq National Market was $17.25 per share.


LONG-TERM INCENTIVE AND PENSION PLANS

         The Company does not have any long-term incentive or defined benefit pension plans.

EMPLOYMENT AGREEMENT

         Ms. Joann Sabatino is employed as Chief Financial Officer of the Company under an employment agreement expiring on October 15, 1999 at a salary of $150,000 per annum. In connection with the employment agreement, Ms. Sabatino was granted options to purchase 100,000 shares of the Common Stock of the Company. See "Option Grants in Last Fiscal Year." In the event that Ms. Sabatino's employment is terminated other than for cause, permanent disability or death or she voluntarily terminates her employment during the 24 month period after a "Change in Control" of the Company occurs, Ms. Sabatino is entitled to receive a payment equal to 300% of her highest annual compensation during the three fiscal years preceding the date of termination and other specified benefits.

STOCK OPTION PLANS

         1995 STOCK OPTION PLAN. Under the Company's 1995 Stock Option Plan (the "1995 Plan"), 350,000 shares of Common Stock are reserved for issuance upon the exercise of stock options. The Board of Directors has proposed an amendment to the 1995 Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 350,000 shares to 850,000 shares. See "Proposal No. 2 -- Amendment to the 1995 Stock Option Plan." Options to purchase an aggregate of 346,304 shares of Common Stock are presently outstanding. The 1995 Plan is designed as a means to attract, retain and motivate key employees. The Stock Option Committee administers and interprets the 1995 Plan.

         The 1995 Plan provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and nonqualified stock options. Options are granted under the 1995 Plan on such terms and at such prices as determined by the Stock Option Committee, except that the per share exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant and the per share exercise price of nonqualified stock options cannot be less than 75% of the fair market value of the Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. Options granted under the 1995 Plan are not transferable other than by will or by the laws of descent and distribution.

         DIRECTORS' STOCK OPTION PLAN. The Company's Directors' Stock Option Plan (the "Directors' Plan") provides for the grant of options to purchase Common Stock of the Company to non-employee Directors of the Company. The Directors' Plan authorizes the issuance of a maximum of 60,000 shares of Common Stock.

         The Directors' Plan is administered by the Board of Directors. Under the Directors' Plan each non-employee Director receives options for 6,000 shares of Common Stock on the date of his or her first election to the Board of Directors. In addition, on the third anniversary of each Director's first election to the Board, and on each three year anniversary thereafter, each non-employee Director will receive an additional option to purchase 6,000 shares of Common Stock. The exercise price per share for all options granted under the Directors' Plan will be equal to the fair market value of the Common Stock as of the date preceding the date of grant. All options vest in three equal annual installments beginning on the first anniversary of the date of grant. Each of Messrs. Frome, O'Neil and O'Reilly received options to purchase 6,000 shares of Common Stock on the date of his election to the Board.

NONCOMPETITION AGREEMENT

         Mr. Sellian does not have an employment agreement with the Company. The Company has, however, entered into a noncompetition agreement with Mr. Sellian. Mr. Sellian's agreement provides that for as long as he is Chairman of the Board of the Company or owns at least 25% of the Company's outstanding Common Stock and for two years thereafter, he shall not, without the prior written consent of the Company, associate with any competing entity within the United States or employ, or solicit the employment of any employee of the Company.

REPRICING OF OPTIONS

         The Board of Directors, the Stock Option Committee and the Compensation Committee believe that the future growth and success of the Company is dependent upon, and the best interests of the Company and its shareholders are served by, the Company's ability to successfully attract, retain and motivate its key employees and the 1995 Plan is an important factor in accomplishing these goals and for aligning the interests of its key employees with the interests of the shareholders. On November 22, 1996, the Stock Option Committee of the Board of Directors approved the cancellation and replacement grant of an option pursuant to the 1995 Plan to purchase 100,000 shares of Common Stock (the "Option") held by Joann Sabatino, the Chief Financial Officer of the Company. The Stock Option Committee determined that the exercise price of the Option was significantly in excess of the then current market price of the Common Stock, and was not fulfilling its designated purpose under the 1995 Plan of providing an incentive for Ms. Sabatino to remain in the employ of the Company and to stimulate her efforts on behalf of the Company. Accordingly, to restore the purpose for which the Option was granted, the exercise price of the Option was reduced from $20.50 per share to $11.25 per share, the fair market value of the Common Stock on November 22, 1996. This action was taken to help restore the incentive value of the Option.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during the year ended June 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company leases its Stuart, Florida headquarters from Mr. Sellian pursuant to a lease expiring on March 31, 2001 for $13,935 per month, the fair market value for the premises determined by an independent real estate appraisal. Rent expense for the headquarters totalled $139,796 for the fiscal year ended June 30, 1997. The Company's lease for its former headquarters, which terminated, was also leased from Mr. Sellian. Rent expense on the former headquarters totalled $68,900 for the fiscal year ended June 30, 1996 and $22,967 for the fiscal year ended June 30, 1997. The Company also leases its Ft. Myers, Florida and Stuart, Florida storage depots from Mr. Sellian and a corporation owned by Mr. Sellian, respectively, for $795 and $321 per month, respectively. Rent expense for these storage depots totalled $13,140 for the fiscal year ended June 30, 1996 and $13,326 for the fiscal year ended June 30, 1997. The Company leased a C414A Chancellor airplane for a minimum of 250 hours annually at a cost of $300 per hour from a corporation controlled by Mr. Sellian. Rent expense for the airplane totalled $77,305 for the fiscal year ended June 30, 1996 and $31,250 for the fiscal year ended June 30, 1997. In addition, the Company leased an IBM AS/400 computer from a corporation controlled by Mr. Sellian. Expense for the computer totalled $24,000 for the fiscal year ended June 30, 1996 and $46,000 for the fiscal year ended June 30, 1997. The computer lease was terminated by mutual agreement of Mr. Sellian and the Company during the fiscal year ended June 30, 1997.

         On November 25, 1996, the Company acquired certain assets relating to the carbon dioxide business of David Soda Dispensing Co., a Connecticut corporation owned by James E. Sellian ("David Soda"). The purchase price for the assets acquired from David Soda was $130,000. James E. Sellian is the brother of Edward M. Sellian. The Company believes that the purchase price for the assets acquired from David Soda was fair market value.

         The Company was indebted to Mr. Sellian in the aggregate principal amount of $830,592 pursuant to two Senior Subordinated Notes in the principal amounts of $788,000 and $42,592, dated July 1, 1993 and May 6, 1994, respectively. The Senior Subordinated Notes bore interest at the rate of 14% per annum. Pursuant to the provisions of the Senior Subordinated Notes, $144,608 of the principal amount of such Senior Subordinated Notes was converted into 226,205 shares of Common Stock effective with the closing of the Company's initial public offering in December 1995 (the "IPO"). The balance of the principal amount of such Senior Subordinated Notes, together with accrued interest thereon, was repaid with a portion of the net proceeds of the IPO. Mr. Sellian's purchase of such Senior Subordinated Notes and related warrants to purchase shares of Common Stock was on the same terms and conditions as other Senior Subordinated Notes and related warrants purchased by non-affiliated third-parties of the Company simultaneously with Mr. Sellian's purchases.

         The Company was also indebted to Mr. Sellian in the principal amount of $725,000 pursuant to a Junior Subordinated Note dated August 30, 1994. The Junior Subordinated Note bore interest at the rate of 14% per annum. The principal amount of such Junior Subordinated Note, together with accrued interest thereon, was repaid with a portion of the net proceeds of the IPO. In consideration of Mr. Sellian's guarantee in the amount of $500,000 to the Company's prior bank simultaneously with the issuance of the Junior Subordinated Note, Mr. Sellian was issued a warrant to purchase shares of Common Stock. Effective with the closing of the IPO, such warrant was exercised at a price of $235,195 for an aggregate for 73,042 shares of Common Stock.

         On November 7, 1995 Mr. Sellian loaned the Company $200,000. Such loan, together with interest at 14% per annum, was repaid with a portion of the net proceeds of the IPO.

         On May 21, 1992, Mr. Sellian purchased 485 shares of Series A Preferred Stock and 500 shares of Series B Preferred Stock for aggregate consideration of $485,000 and $500,000, respectively. Mr. Sellian was the sole holder of all outstanding shares of the Series A Preferred Stock and Series B Preferred Stock. All outstanding shares of the Series A Preferred Stock and Series B Preferred Stock were redeemed for $485,000 and approximately $226,000 of accrued dividends, and $500, respectively, in connection with the IPO.

         Mr. Robert L. Frome, a Director of the Company, is a member of the law firm of Olshan Grundman Frome & Rosenzweig LLP, which law firm has been retained by the Company during the last fiscal year. Fees received from the Company by such firm during the last fiscal year did not exceed 5% of such firm's or the Company's revenues.

                                 PROPOSAL NO. 2

                     AMENDMENT TO THE 1995 STOCK OPTION PLAN

         The Board of Directors proposes the amendment of the 1995 Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 350,000 shares to 850,000 shares (the "Amendment"). The 1995 Plan is designed as a means to attract, retain and motivate key employees. On September 26, 1997, the Board of Directors voted to approve the Amendment, subject to shareholder approval.

         The Stock Option Committee administers and interprets the 1995 Plan. The 1995 Plan provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and nonqualified stock options. Options are granted under the 1995 Plan on such terms and at such prices as determined by the Stock Option Committee, except that the per share exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant and the per share exercise price of nonqualified stock options cannot be less than 75% of the fair market value of the Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. Options granted under the 1995 Plan are not transferable other than by will or by the laws of descent and distribution.

         As of the date hereof, stock options to purchase 346,304 shares of Common Stock, at exercise prices ranging from $9.00 to $17.50 per share, have been granted and are outstanding under the 1995 Plan. Options to purchase 322 shares of Common Stock have been exercised through the date hereof. The 1995 Plan will terminate on November 7, 2005, but may be terminated by the Board of Directors at any time prior to such date. The following table sets forth certain information regarding stock options held by employees of the Company.

NAME AND POSITION                                      NUMBER OF OPTIONS(1)(2)
-----------------                                      -----------------------

Edward M. Sellian,                                                     --
Chairman of the Board, Chief Executive Officer

Joseph M. Criscuolo,                                              75,000
President, Secretary

Robert Ranieri,                                                   54,856
Chief Operating Officer, Executive Vice President

Joann Sabatino,                                                  100,000
Chief Financial Officer, Treasurer

Jean Houghton,                                                    54,856
Vice President, Administration

Executive Group(3)                                               284,712

Non-Executive Officer Employee Group(4)                           61,892

----------------------
(1) On October 20, 1997, the last reported sales price of the Company's Common Stock as reported by the Nasdaq National Market was $15 per share.
(2) Information contained in this table is duplicative of information contained in "Executive Compensation" and does not signify additional grants of options to purchase shares of Common Stock.
(3)      All current executive officers as a group.
(4) All employees, including all current officers who are not executive officers, as a group.

         Only 3,374 shares of Common Stock remain available for the grant of options under the 1995 Plan. The Board of Directors believes it is in the Company's best interests to approve the Amendment which would allow the Company to continue to grant options under the 1995 Plan to secure for the Company the benefits of the additional incentive inherent in the ownership of shares of Common Stock by key employees of the Company and to help the Company secure and retain the services of key employees. The 1995 Plan is an important factor in accomplishing these goals, especially in small companies like the Company that utilize stock options as a portion of the compensation and incentives of employees and for aligning the interests of its employees with the interests of its shareholders. Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder ("Rule 16b-3") require the affirmative vote of the holders of record of a majority of the shares of Common Stock present in person or by proxy at the Meeting for approval of the Amendment.


                      THE BOARD OF DIRECTORS OF THE COMPANY
                     RECOMMENDS A VOTE "FOR" THE AMENDMENT.



                              SHAREHOLDER PROPOSALS

         To the extent required by law, any shareholder proposal intended for presentation at next year's annual shareholders' meeting must be received at the Company's principal executive offices prior to July 3, 1998.

                                  OTHER MATTERS

         So far as it is known, there is no business other than that described above to be presented for action by the shareholders at the forthcoming Annual Meeting, but it is intended that Proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting, or any adjustments thereof, in accordance with the discretion of the persons named therein.

         The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, including financial statements, has been mailed to shareholders with this Proxy Statement. If, for any reason, you did not receive your copy of the Annual Report, please advise the Company and a copy will be sent to you.

                              By Order of the Board of Directors


                              EDWARD M. SELLIAN
                              Chairman of the Board and Chief Executive Officer


         Stuart, Florida
         October 31, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                   NUCO2 INC.
            PROXY -- ANNUAL MEETING OF SHAREHOLDERS, DECEMBER 3, 1997

    The undersigned, a shareholder of NuCo2 Inc., a Florida corporation (the "Company"), does hereby constitute and appoint Edward M. Sellian and Joseph M. Criscuolo and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Shareholders of the Company to be held at Indian River Plantation Marriott Resort, 555 N.E. Ocean Boulevard, Stuart, Florida 34996 on December 3, 1997 at 8:30 a.m., local time, or at any adjournment or adjournments thereof.

    The undersigned hereby instructs said proxies or their substitutes as set forth below.

1.  ELECTION OF DIRECTORS:
    The election of Edward M. Sellian, Joseph M. Criscuolo, Robert L. Frome, John J. O'Neil and Edward F. O'Reilly.
    / /  FOR  / /  TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL  NOMINEE(S),  PRINT NAME(S)
    BELOW:

2.  TO AMEND THE  COMPANY'S  1995  STOCK  OPTION  PLAN.  / / FOR / / AGAINST
    / / ABSTAIN
3.  DISCRETIONARY AUTHORITY.


                                                 (Continued on the reverse side)

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE NOMINEES AS DIRECTORS, TO APPROVE THE AMENDMENT OF THE COMPANY'S 1995 STOCK OPTION PLAN AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

    The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated October 31, 1997, and a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997.

                                         PLEASE MARK,  DATE,  SIGN AND MAIL THIS
                                         PROXY IN THE ENVELOPE PROVIDED FOR THIS
                                         PURPOSE.  NO  POSTAGE  IS  REQUIRED  IF
                                         MAILED IN THE UNITED STATES.

                                         ---------------------------------, 1997


                                         ---------------------------------(L.S.)


                                         ---------------------------------(L.S.)
                                                    Signature(s)
                                         NOTE:  Please sign exactly as your name
                                         or names appear hereon. When signing as
                                         attorney,   executor,    administrator,
                                         trustee or  guardian,  please  indicate
                                         the  capacity  in which  signing.  When
                                         signing as joint  tenants,  all parties
                                         in the joint tenancy must sign.  When a
                                         proxy  is given  by a  corporation,  it
                                         should  be signed  with full  corporate
                                         name by a duly authorized officer.